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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    Form 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 28, 1994
                                                   ---------------


                      PETROLITE CORPORATION
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             (Exact name of Registrant as specified in its charter)


     Delaware                 0-685               43-0617572
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(State or other       (Commission File No.)   (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)


369 Marshall Avenue, St. Louis, Missouri               63119
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(Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code:  (314) 961-3500
                                                     ---------------


                              None
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  (Former name or former address, if changed since last report)




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Item 5.  Other Events
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      On March 28, 1994, the Board of Directors of Petrolite Corporation (the
"Company") declared a dividend distribution of one Right for each outstanding share of capital stock, without par value (the "Capital Stock"), of the Company. The distribution is payable to stockholders of record on April 8, 1994. When exercisable, each Right entitles the registered holder to purchase from the Company one share of Capital Stock at a price of $120 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Society National Bank, as Rights Agent (the "Rights Agent").

      Initially, the Rights will be attached to all certificates representing shares of Capital Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Capital Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Capital Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Continuing Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Capital Stock (the earlier of such dates being called the "Distribution Date").

      Notwithstanding the foregoing, "Acquiring Person" shall not include Boatmen's Bancshares, Inc., Boatmen's Trust Company, Wm. S. Barnickel & Company, The William S. Barnickel Testamentary Trust and Michael V. Janes (each, together with its Affiliates and Associates, an "Exempt Person"), each of whom has reported beneficial ownership of the Company's Capital Stock in excess of 15% of the outstanding shares of Capital Stock, unless such an Exempt Person acquires beneficial ownership of an additional 1% of the shares of Capital Stock of the Company in excess of the amount reported by the Exempt Person on such Schedule 13D, excluding in each case, those shares of Capital Stock held pursuant to the terms of any Company employee benefit plan (other than as a result of acquisitions of shares of Capital Stock by the Company which increases the proportionate number of shares beneficially owned by such Exempt Person, so long as such Exempt Person has not taken any actions which caused the proportionate number of shares of Capital Stock beneficially owned by such Exempt Person to increase by 1%).

      Until the Distribution Date, the Rights (i) will be evidenced by the Capital Stock certificates and will be transferred with and only with the Capital Stock certificates, (ii) new Capital Stock certificates issued after April 8, 1994 upon transfer or new issuance of the Capital Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Capital Stock outstanding also will constitute the transfer of the Rights associated with the Capital Stock represented by such certificate.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 28, 2004, unless redeemed or exchanged earlier by the Company as described below. The Rights will not be

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exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

      As soon as practicable following the Distribution Date separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Capital Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as determined otherwise by the Board of Directors, only shares of Capital Stock issued prior to the Distribution Date will be issued with Rights.

      In the event that a Person becomes the beneficial owner of 15% or more (or an Exempt Person acquires an additional 1%) of the then outstanding shares of Capital Stock (except pursuant to an offer for all outstanding shares of Capital Stock which the Outside Directors determine to be fair to, and otherwise in the best interests of, the Company and its stockholders), each holder of a Right thereafter will have the right to receive upon exercise at one-half of the Purchase Price, Capital Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person will be null and void. The Rights are not exercisable following the occurrence of the events set forth above until the Rights are no longer redeemable by the Company as set forth below.

      For example, at a Purchase Price of $120 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $120 worth of Capital Stock (or other consideration, as note above) for $60. Assuming that the Capital Stock had a per share value of $40 at such time, the holder of each valid Right would be entitled to purchase 3 shares of Capital Stock for $60.

      In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, capital stock of the acquiring company having a value equal to two times the exercise price of the Right, e.g., capital stock of the acquiring company
                             -----
having a value of $240 for the $120 exercise price.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void) in whole or in part, at an exchange ratio of one share of Capital Stock per Right (subject to adjustment).


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      The Purchase Price payable, and the number of shares of Capital Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Capital Stock (ii) upon the grant to holders of the Capital Stock of certain rights or warrants to subscribe for Capital Stock or convertible securities at less than the current market price of the Capital Stock or (iii) upon the distribution to holders of the Capital Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued, and in lieu thereof an adjustment in cash will be made based on the market price of the Capital Stock on the last trading date prior to the date of exercise.

      In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date at a price of $.01 per Right (payable in cash, Capital Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. After the redemption period has expired the Company's right of redemption may be reinstated (with the concurrence of the Continuing Directors) if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Capital Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the Rights holders will be to receive the $.01 redemption price.

      The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. The term shall not include an Acquiring Person, an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities. The term "Outside Directors" means "Continuing Directors" who are not officers of the Company.

      Until a Right is exercised the holder thereof, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Capital Stock (or other consideration) of the Company or for capital stock of the acquiring company as set forth above.

      Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After

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the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of the Rights holders (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment
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to adjust the time period governing redemption may be made at such time as the
Rights are not redeemable.

      As of March 31, 1994, there were 11,308,371 shares of Capital Stock issued and outstanding, after deducting 907,326 shares held in the Company's treasury. Each share of Capital Stock outstanding on April 8. 1994 will receive one Right. As long as the Rights are attached to the Capital Stock, the Company will issue one Right for each share of Capital Stock issued between April 8, 1994 and the Distribution Date.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger of other business combination approved by the Board of Directors.

      The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The press release announcing the declaration of the Rights dividend and a form of letter to the Company's stockholders relating to the adoption of the Rights Plan are attached hereto as Exhibits 2 and 3, respectively, and are incorporated herein in their entireties by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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            4.  Form of Rights Agreement dated as of March 28, 1994, between the Company and Society National Bank as Rights Agent.

           20.1 Press Release dated March 28, 1994

           20.2 Form of letter to Company's Stockholders.


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                                  SIGNATURES
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Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PETROLITE CORPORATION



                                  By:  /s/ John M. Casper
                                      --------------------------------
                                      John M. Casper
                                      Vice President and
                                      Chief Financial Officer



Date:  April 6, 1994
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